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                                                                      Exhibit 15


                 ACKNOWLEDGEMENT LETTER OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
KeyCorp


We are aware of the incorporation by reference in the McDonald & Company Investments, Inc. Proxy Statement which is made a part of KeyCorp's Registration Statement (Form S-4) and Prospectus of KeyCorp for the registration of shares of its common stock, pertaining to the merger of McDonald & Company Investments, Inc. with and into KeyCorp, of our report dated April 14, 1998 relating to the unaudited condensed consolidation interim financial statements of KeyCorp, which are included in its Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                           /s/ Ernst & Young LLP



Cleveland, Ohio
July 31, 1998